Exhibit 15.1


                                January 21, 2004


The Board of Directors
Coates Motorcycle Company, Ltd.


         As the independent public accountants and pursuant to the requirements of Item 601(b)(15) of Regulation S-B, we hereby acknowledge the use in Amendment No. 3 to the Form SB-2 Registration Statement of Coates Motorcycle Company, Ltd. to be filed with the Securities and Exchange Commission on or about January 21, 2004 of our report, dated December 3, 2003, reviewing the balance sheet as of September 30, 2003, the related statements of operations, cash flows, and stockholders' equity for the period beginning March 18, 2003 (date of inception) through September 30, 2003, and the related statements of operations and cash flows for the three months ended September 30, 2003. We hereby consent to the filing of this letter of acknowledgment as an exhibit to the subject Amendment No. 3.


/s/ Rosenberg Rich Baker Berman & Company
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Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 21, 2004




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